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EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of Island Pacific, Inc. and Subsidiaries on Form S-8 of our report, dated June 11, 2004, except for Note 19 as to which the date is November 4, 2004, appearing in the Annual Report on Form 10-K/A of Island Pacific, Inc. and Subsidiaries for the year ended March 31, 2004.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
December 23, 2004